UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2011

UNISYS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8729	38-0387840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100

Blue Bell, Pennsylvania 19422

(Address of Principal Executive Offices) (Zip Code)

(215) 986-4011

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

     (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 28, 2011, Unisys Corporation (the “Company”) filed with the Secretary of State of Delaware a Certificate of Designations (the “Certificate of Designations”) for its 6.25% Mandatory Convertible Preferred Stock, Series A (the “Mandatory Convertible Preferred Stock”), which sets forth the terms of the Mandatory Convertible Preferred Stock.

Each share of the Mandatory Convertible Preferred Stock will be, unless earlier converted, mandatorily converted on March 1, 2014 (the “mandatory conversion date”) into between 2.1899 shares (the “minimum conversion rate”) and 2.6717 shares (the “maximum conversion rate”) of the Company’s common stock, depending on the applicable market value (as defined in the Certificate of Designations) of the Company’s common stock. In addition, each share of the Mandatory Convertible Preferred Stock is subject to conversion at the option of the holder of such share at any time prior to the mandatory conversion date into shares of the Company’s common stock at the minimum conversion rate, or upon a fundamental change at the rate as described in the Certificate of Designations. Conversion rates are subject to adjustment as described in the Certificate of Designations. The Mandatory Convertible Preferred Stock will pay, when and if declared by the Board of Directors of the Company, cumulative dividends at a rate of 6.25% per annum on the initial liquidation preference of $100 per share (equivalent to $6.25 per year per share), payable quarterly in cash on March 1, June 1, September 1 and December 1 of each year, or in the case of dividends payable on March 1, 2014 or any earlier conversion date, payable in cash, shares of the Company’s common stock or a combination thereof at the Company’s election, subject in all cases to a share cap equal to the product of the maximum conversion rate and 1.8. If declared, the first dividend payment date will be June 1, 2011. The Certificate of Designations is attached hereto as Exhibit 3.1.

Item 8.01.          Other Events

On February 28, 2011, the Company closed a public offering of 2,250,000 shares of its Mandatory Convertible Preferred Stock. In connection with the closing, the underwriters exercised their over-allotment option and purchased 337,500 additional shares of Mandatory Convertible Preferred Stock. With the exercise of the over-allotment option, a total of 2,587,500 shares of Mandatory Convertible Preferred Stock were issued in the offering. The offering was made pursuant to the Company’s registration statement on Form S-3 (File No. 333-155735). In connection with the offering, a legal opinion as to the legality of the Mandatory Convertible Preferred Stock is being filed as Exhibit 5.1 to this report.

On February 28, 2011, the Company issued a press release announcing the closing of the offering of Mandatory Convertible Preferred Stock and that the Company is using the net proceeds from the offering to redeem an aggregate of $124.7 million of the Company’s 12 3/4% Senior Secured Notes due 2014 and an aggregate of $86.3 million of the Company’s 14 1/4% Senior Secured Notes due 2015. This press release is attached hereto as Exhibit 99.1.

Item 9.01.          Financial Statements and Exhibits

(d) Exhibits.

Exhibit 3.1	Form of Certificate of Designations of 6.25% Mandatory Convertible Preferred Stock, Series A, of the Company.

Exhibit 5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the Mandatory Convertible Preferred Stock.

Exhibit 99.1	Press Release issued February 28, 2011, by the Company announcing the closing of its offering of Mandatory Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNISYS CORPORATION (Registrant)

By:	/s/ Janet B. Haugen
	Name:	Janet B. Haugen
	Title:	Senior Vice President and Chief Financial Officer

Date: March 1, 2011

INDEX TO EXHIBITS

Exhibit No.	Exhibit

Exhibit 3.1	Form of Certificate of Designations of 6.25% Mandatory Convertible Preferred Stock, Series A, of the Company.

Exhibit 5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the Mandatory Convertible Preferred Stock.

Exhibit 99.1	Press Release issued February 28, 2011, by the Company announcing the closing of its offering of Mandatory Convertible Preferred Stock.